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 1  Exhibit 4.8

                                                      Exhibit 4.8


               AMENDMENT NO. 2 TO RIGHTS AGREEMENT


          This Amendment No. 2 ("Amendment No. 2"), dated as of

____________, 1994, to the Rights Agreement, dated as of November

11, 1988, between SPS Technologies, Inc., a Pennsylvania

corporation (the "Company") and Mellon Bank (East) N.A., a

national banking association (the "Rights Agent"), as amended by

Amendment No. 1 thereto dated as of January 22, 1991

(collectively, the "Rights Agreement").

          Capitalized terms not defined in this Amendment No. 2

shall have the meaning given to them in the Rights Agreement.

          The parties hereto agree to amend the Rights Agreement

as follows:

          1.   Section 1(j) shall be amended and restated as

follows:

          (j)  "Exempted Person" shall mean (i) the group known

as "GAMCO Investors/Gabelli Funds Inc.", as identified in the most recent Schedule 13D filed by such group prior to January 22,

1991, unless and until such group or any Person in such group,

together with all Affiliates and Associates of such group or any

Person in such group, becomes the Beneficial Owner of 30% or more of the Common Shares then outstanding, and (ii) the group known as "Tinicum Enterprises/Tinicum Investors", as identified in

Amendment No. 6 to the Schedule 13D filed by such group prior to the date hereof, and as such group may be reconstituted from time to time by Affiliates and Associates of Persons in such group,

unless and until such group or any Person in such group, together with all Affiliates and Associates of such group or any Person in such group, becomes the Beneficial Owner of more than 20% of the

Common Shares then outstanding.  The purchaser, assignee or

transferee of the Common Stock of an Exempted Person shall not be an Exempted Person.

          2.   Except as otherwise amended herein, the Company

and the Rights Agent do hereby ratify and confirm the remaining terms and provisions of the Rights Agreement.

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 2  Exhibit 4.8

          IN WITNESS WHEREOF, the parties hereto have caused this

Amendment No. 2 to be duly executed as of the day and year first above written within.



                              SPS Technologies, Inc.



                              By______________________

                                Name:

                                Title:



                              Mellon Bank (East) N.A.



                              By______________________

                                Name:

                                Title:


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